EXHIBIT 1.1

                          CORNERSTONE REALTY FUND, LLC
                                     FORM OF
                            DEALER-MANAGER AGREEMENT
                            ------------------------

Private Investors Equity Group
23279 Park Basilico
Calabasas, California 91302

Dear Sirs:

       Cornerstone Realty Fund, LLC, a California limited liability company (the "Fund"), and its managing member, Cornerstone Industrial Properties, a California limited liability company (the "Managing Member"), propose to offer and sell to selected persons or entities acceptable to the Managing Member, upon the terms and subject to the conditions set forth in the enclosed Prospectus, up to 100,000 units of limited liability company interest ("Units") aggregating a maximum of $50,000,000, and to enter into the Operating Agreement in the form included in such Prospectus as Exhibit "A" ("Operating Agreement") with such persons or entities.

       The Fund hereby invites you, Private Investors Equity Group, a California corporation ("Dealer Manager"), to become the Dealer Manager in connection with the offer and sale of the Units. By your acceptance hereof, you agree to act in such capacity and to use commercially reasonable efforts to find purchasers for the Units in accordance with the terms and conditions of the Prospectus and this Agreement, but with no obligation or understanding, express or implied, that you are making a commitment to purchase or sell the Units. You agree to use commercially reasonable efforts to find purchasers of Units both directly and indirectly through a selling group consisting of participating brokers ("Participating Brokers") with whom you shall contract pursuant to a Participating Broker Agreement substantially in the form attached as Attachment 1 hereto or such other form as may be requested by a Participating Broker provided the consent of the Managing Member is obtained for the use of such form.

       Accompanying this Agreement is a copy of the Prospectus and the Supplemental Material (as hereinafter defined) prepared by the Fund for use in conjunction with the offer and sale of the Units. You are not authorized to use any solicitation material other than that referred to in this section, which material has been furnished by the Fund.

       1.    Representations and Warranties of the Fund and the Managing Member.
             ------------------------------------------------------------------

             The  Fund  and   the   Managing  Member,   jointly  and  severally,
represent and warrant to Dealer Manager and Participating Brokers that:

               (a)The Fund is a limited liability company duly organized under the laws of the State of California, is validly existing as a limited liability company under such laws and has power and authority to conduct business as described in the Prospectus under the laws of the State of California and every other jurisdiction in which it conducts business or owns or leases property.

               (b)The  Fund has  prepared  and  filed  with the  Securities  and
Exchange Commission ("SEC") a Registration Statement on Form S-11 ("Registration Statement") and may have prepared and filed amendments thereto for the offer and sale of the Units together with a Prospectus to be used in connection with the offer and sale of the Units to persons and entities which are residents of the States of ___________________________ only. Copies of the Registration Statement and amendments thereto, if any, will be made available to Dealer Manager upon request. The Registration Statement, including the Prospectus, financial statements and exhibits and all amendments, if any, as of the time when the Registration Statement became effective ("Effective Date") and the Prospectus included therein, is referred to herein as the "Prospectus".

               (c)The SEC has not issued any order preventing or suspending the use of the Prospectus, and no proceedings for that purpose have been instituted or are pending before or threatened by the SEC.

               (d)From the Effective Date and at all times subsequent thereto up to and including the Termination Date (as defined in Section 3 below), the Registration Statement and the Prospectus, and all amendments or supplements thereto, have fully complied with and will fully comply with the provisions of the Securities Act of 1933, as amended (the "Act") and the published rules and regulations thereunder and have not contained and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this subparagraph shall apply to statements in, or omissions from, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto based upon and in conformity with written information furnished to the Fund by Dealer Manager or on Dealer Manager's behalf specifically for use with reference to Dealer Manager in the preparation of the Registration Statement or the Prospectus or any such amendment or supplement.

               (e)All additional written, audio or audio-visual material, including an investment summary, audio tape, video tape and internet site prepared by the Fund for use in conjunction with the offer or sale of the Units ("Supplemental Material") will be distributed by the Fund and the Managing Member only in full compliance with the requirements of the Act (including, without limitation, the requirement that such Supplemental Material not be delivered to any prospective purchaser unless accompanied or preceded by a Prospectus), and at the time the Registration Statement is declared effective and at all times subsequent thereto up to and including the Termination Date, such Supplemental Material has not contained and will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (f)The Fund will obtain an opinion of Oppenheimer Wolff & Donnelly LLP confirming that the Fund will be classified as a partnership subject to subchapter K of the Internal Revenue Code of l986, as amended, and not as an association taxable as a corporation for federal income tax purposes. The conditions on which the opinion will be issued will be met at the time of such issuance and will continue to exist.

               (g)The accountants who have certified or shall certify the financial statements filed and to be filed with the SEC as part of the Registration Statement and the Prospectus are independent certified public accountants, as required by the Act and the rules and regulations thereunder.

               (h)Subsequent to the respective dates as of which information is given in the Prospectus and up to and including the Termination Date, and except as contemplated by or reflected in the Prospectus or an amendment or supplement to the Prospectus, (i) neither the Managing Member nor the Fund have incurred or will have incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any transaction not in the ordinary course of business, (ii) neither the Managing Member nor the Fund has become or will have become a party to any legal or governmental proceedings which may result in any material adverse change in condition (financial or other) of the Managing Member or the Fund, and (iii) there has not been any material adverse change in the condition, financial or otherwise, of the Managing Member or the Fund, or in the earnings, affairs or business prospects of the Managing Member or the Fund, whether or not arising in the ordinary course of business.


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

               (i)The balance sheets (including the related notes) of the Fund and Managing Member set forth in the Prospectus fairly present the respective financial positions of the Fund and Managing Member at the respective dates thereof. Each of the balance sheets has been prepared in accordance with generally accepted accounting principles.

               (j)There are no contracts or other documents required to be filed by the Act or the rules and regulations thereunder as exhibits to the Registration Statement which have not been so filed.

               (k)The sale of the Units has been duly and validly authorized by the Fund, and when subscriptions for the Units have been accepted by the Managing Member as contemplated in the Prospectus, the Units will represent valid membership interests in the Fund and will conform to the description thereof contained in the Prospectus.

               (l)The liability of each member of the Fund will be limited to the amount actually paid by each such member to the Fund, and each such member will not be subject to personal liability for the debts, obligations or liabilities of the Fund, by reason of being such a member, beyond such amount except in the event of the member's participation in tortious conduct or the member's agreement to be personally liable for the debts, obligations or liabilities of the Fund.

               (m)The person or persons who have signed this Agreement on behalf of the Fund and the Managing Member and the person or persons who have signed the Operating Agreement on behalf of the Managing Member are duly authorized to so sign, and this Agreement and the Operating Agreement are valid, legal, and binding agreements of the Fund and the Managing Member enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws affecting the rights of creditors generally.

               (n)The Managing Member is a limited liability company organized under the laws of the State of California and is validly existing as a limited liability company under such laws. The Managing Member has power and authority to conduct business as described in the Prospectus under the laws of the State of California, and every other jurisdiction in which it conducts business or owns or leases property.

               (o)At all times subsequent to the date of this Agreement and up to and including the Termination Date, the representations and warranties made in this Section l will be true and correct with the same effect as if they had been made on and as of such time, except as may subsequently be disclosed in writing to the Dealer Manager.

               (p)The execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein and in the Prospectus will not violate, or constitute a breach of, or default under, any instrument by which either the Managing Member or the Fund is bound, or any law, order, rule or regulation applicable to the Managing Member or the Fund of any court or any governmental body or administrative agency having jurisdiction over the Managing Member or the Fund.

               (q)No closing will take place unless and until funds in respect of subscriptions for an aggregate of at least 6,000 Units, acceptable to the Managing Member, have been received by the Fund and payment for such Units has been deposited in the Escrow Account and classified as "cleared funds" by the Escrow Agent.

               (r)Prior to accepting any subscription for Units, the Managing Member will review the file memoranda or other records maintained by Dealer Manager substantiating the suitability of the subscribers to purchase Units, and will have reasonable grounds to believe and will in fact believe that the subscribers meet the suitability standards as set forth in the Prospectus or as required by law and will reject the subscriptions of any subscribers whom the Managing Member does not have reasonable grounds to believe or does not in fact believe meet said suitability standards.


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

        2.        Sale of the Units.
                  -----------------

               A subscription agreement ("Subscription Agreement") must be completed by each person desiring to purchase Units, or, at Dealer Manager's or Participating Broker's option, by Dealer Manager or Participating Broker on behalf of each such person, and returned by Dealer Manager or Participating Broker together with any other documents that may be required under state securities laws or by the Managing Member, to the Managing Member at 4590 MacArthur Blvd., Suite 610, Newport Beach, California 92660, Attention: Terry G. Roussel. The Dealer Manager or Participating Broker shall ascertain that the Subscription Agreement has been properly completed in full and signed by the prospective purchaser prior to its return.


               All subscription checks shall be made payable to the order of SCB ESCROW NO. 12563-GG FOR CORNERSTONE REALTY FUND until the Minimum Subscription Date (as hereinafter defined) and thereafter all subscription checks shall be made payable to CORNERSTONE REALTY FUND, LLC. If Dealer Manager or Participating Broker receives a check not conforming to the foregoing instructions, Dealer Manager and/or Participating Broker must return such check directly to the subscriber not later than the end of the next business day following its receipt. On or before the Minimum Subscription Date, checks conforming to the foregoing instructions shall be transmitted by Dealer Manager or Participating Broker for deposit directly to {Southern California Bank }[US Bank National Association] ("Escrow Agent"), at 4100 Newport Place, Suite 130, Newport Beach, California 92660 by the end of the next business day following receipt by Dealer Manager or Participating Broker. Following the Minimum Subscription Date, checks conforming to the foregoing instructions shall be transmitted by Dealer Manager or Participating Broker for deposit directly to the Fund, at 4590 MacArthur Blvd., Suite 610, Newport Beach, CA 92660 by the end of the next business day following receipt by Dealer Manager or Participating Broker. In the event Dealer Manager's or Participating Broker's final internal supervisory review is conducted at a different location, then checks must be transmitted to Dealer Manager's or Participating Broker's final review office by the end of the next business day following receipt by Dealer Manager or Participating Broker and Dealer Manager's or Participating Broker's final review office must in turn by the end of the next business day following receipt by it, transmit the check for deposit directly to the Escrow Agent on or before the Minimum Subscription Date or to the Fund after the Minimum Subscription Date.


               Upon receipt of the Subscription Agreement, the Managing Member, on behalf of the Fund, will determine promptly (and in any event within ten (10) days after such receipt) whether it wishes to accept the proposed purchaser as a member in the Fund, it being understood that the Managing Member reserves the right to reject the tender of any Subscription Agreement and to reject all tenders after the Termination Date. Should the Managing Member determine to accept the tender of the Subscription Agreement, the Managing Member will promptly advise Dealer Manager or Participating Broker of such action. Should the Managing Member determine to reject the tender it will promptly notify in writing the prospective purchaser, Dealer Manager and Participating Broker, if any, of such determination and will promptly return the tendered Subscription Agreement and instruct the Escrow Agent to return the purchase price of the Units directly to the prospective purchaser if the determination is made on or before the Minimum Subscription Date or the Fund will return the purchase price of the Units directly to the prospective purchaser is the determination is made after the Minimum Subscription Date.

               All  payments  received on or prior to the  Minimum  Subscription
Date, except as hereinafter provided, from purchasers of Units shall be transmitted directly to the Escrow Agent and deposited in an escrow account (the "Escrow Account") with Escrow Agent. Such funds may be temporarily invested in bank savings accounts, bank or money market accounts, bank short-term certificates of deposit of U.S. banks having a net worth of $100 million, or short-term U.S. government issued or guaranteed obligations. Prior to the


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
Minimum Subscription Date, the Fund will have no right to obtain any funds from the Escrow Agent. Funds for Units purchased on or before the Minimum Subscription Date shall be made available to the Fund, or its order, by the Escrow Agent, on the Minimum Subscription Date.

               Except as set forth in Section  1(r),  nothing  contained in this
Section  2  shall  be  construed   to  impose  upon  the  Managing   Member  the
responsibility of assuring that prospective purchasers meet the suitability standards contained in the Prospectus and the Subscription Agreement or to relieve Dealer Manager and Participating Brokers of the responsibility of complying with the Conduct Rules of the National Association of Securities Dealers, Inc. ("NASD").

        3.        Termination Date and Minimum Subscription Closing Date.
                  ------------------------------------------------------

               As used herein, the term "Termination Date" shall mean the earliest to occur of (i) the date upon which subscriptions for the maximum number of Units offered have been accepted by the Managing Member which date the Managing Member shall designate by notice to Dealer Manager in writing; or (ii) _____________, 2002. The Managing Member may terminate the offering of Units at any time for any reason by written notice to the Dealer Manager at least two (2) business days prior to the date of termination.

               As used herein, the term "Minimum Subscription Date" shall mean the earlier of the date on which the Managing Member shall mail or otherwise furnish to Dealer Manager notification that subscriptions and payments for an aggregate of at least 6,000 Units have been received and accepted by the Managing Member and deposited with the Escrow Agent. In the event that subscriptions and payments for an aggregate of at least 6,000 Units shall not have been received and accepted by the Managing Member on or prior to ____________, 2001, subject to Section 9, this Agreement will terminate and neither the Fund nor the Managing Member shall have any further obligation or liability hereunder to Dealer Manager or Participating Brokers. In the event of such termination, all purchase payments deposited with the Escrow Agent shall be returned to the subscribers and no selling commissions (as described below) will be payable.

       4.         Compensation.
                  ------------

               Except in such cases where the Dealer Manager grants a Volume Discount (as defined in the Prospectus), for your services as Dealer Manager in soliciting and obtaining purchasers of the Units, the Fund agrees to pay a selling commission of eight percent (8%) of the first $3,000,000 of gross offering proceeds realized from the sale of Units and seven percent (7%) of the gross offering proceeds realized from the sale of each Unit sold thereafter. All or a portion of these selling commissions may be reallowed by Dealer Manager to Participating Brokers, as compensation for their services in soliciting and obtaining subscribers for the purchase of Units. An additional two percent (2%) of the gross offering proceeds less $30,000, all or a portion of which may be reallowed to Participating Brokers, will be paid to the Dealer Manager as a marketing support fee for marketing services, wholesaling fees, expense reimbursements, bonuses and incentive compensation. An additional one percent (1%) of the gross offering proceeds, all or a portion of which may be reallowed to Participating Brokers, will be paid to the Dealer Manager as a non-accountable expense reimbursement allowance. An additional one-half percent (1/2%) of the gross offering proceeds, all or a portion of which may be reallowed to Participating Brokers, will be paid to the Dealer Manager as a due diligence expense allowance. No compensation will be paid with respect to Units purchased by the Managing Member or its affiliates. The selling commissions, marketing support fee, non-accountable expenses allowance and due diligence expense allowance will be paid as follows: (i) on or promptly following the Minimum Subscription Date, the Fund will pay the selling commissions, marketing support fees, non-accountable expense allowance and due diligence expense allowance payable with respect to the Units purchased on or before the Minimum


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
Subscription Date, and (ii) after the Minimum Subscription Date, the Fund will pay the selling commissions, marketing support fees, non-accountable expense allowance and due diligence expense allowance payable with respect to Units purchased during the period commencing with the first business day following the Minimum Subscription Date and ending on the Termination Date unless otherwise agreed, no later than the 15th day of the month with respect to purchases made through the end of the prior month. Subject to the provisions of Section 8 below, in the event the offer and sale of Units is terminated prior to the Minimum Subscription Date, you shall not be entitled to any reimbursement for your due diligence expenses incurred in connection with the offering of Units.

               In the event the Managing Member gives you any advances of any portion of the marketing support fee, non-accountable expense allowance or due diligence expense allowance, the amount of the advance shall be deducted by the Fund from amounts owed to Dealer Manager for selling commissions, marketing support fees, non-accountable expense allowance or due diligence expense allowance and such amount shall be promptly reimbursed to the Managing Member by the Fund.

               No person will be entitled to a selling commission, marketing support fee, non-accountable expense allowance or due diligence expense allowance in any case in which it is determined that the solicitation or obtaining of purchasers by such person was made in violation of the securities laws of the United States or any state or other jurisdiction.


        {In addition to the foregoing compensation payable by the Fund, the Managing Member may, but is not required to, pay the Dealer Manager an annual soliciting dealer servicing fee of up to 15% of the Managing Member's share of Net Cash Flow from Operations and Net Sales Proceeds. The Dealer Manager may pay all or any part of any amount it receives to Participating Brokers whose clients own Units.


        }5.       Further Agreements of the Fund and the Managing Member.
                  ------------------------------------------------------

               (a)The Fund and the Managing Member, jointly and severally, covenant and agree that they will pay or cause to be paid (i) all expenses and fees in connection with the preparation, printing, filing, delivery and shipping of the Registration Statement (including this Agreement and all other exhibits to the Registration Statement), the Prospectus and any amendments or supplements thereto and the Supplemental Material, (ii) filing fees, Fund counsel's fees and expenses paid and incurred in connection with the registration and qualification of the Units for offer and sale by Dealer Manager and Participating Brokers under the Act and the securities or Blue Sky laws of the states in which offers are to be made, and (iii) filing fees, Fund counsel's fees and expenses paid and incurred in connection with the review by the NASD of the terms of the offering of the Units.

               (b)The Fund will advise Dealer Manager and Participating Brokers promptly of the issuance of any stop order withdrawing the qualification for the offer and sale of the Units or of the institution of any proceedings for that purpose, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting thereof, if issued.

               (c)If at any time when a Prospectus relating to the Units is required to be delivered under the Act any event shall have occurred as a result of which, in the opinion of counsel for the Fund, the Prospectus as amended or supplemented includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Fund promptly will prepare and file with the SEC an appropriate amendment or supplement.

               (d)The Fund will deliver to Dealer Manager and Participating Brokers from time to time without charge as many copies of the Prospectus (and, in the event of an amendment or supplement to the Prospectus pursuant to the provisions of this Agreement, of such amended or supplemented Prospectus) and the Supplemental Material as Dealer Manager or Participating Brokers may reasonably request, which Prospectus(s), as from time to time amended or


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
supplemented, and Supplemental Material the Fund authorizes Dealer Manager and Participating Brokers to use in connection with the sale of the Units.

               (e)The Fund will use its best efforts to register and qualify the Units for sale under the laws of those states and other jurisdictions where it is intended that offers and sales will be made and will comply to the best of its ability with the laws of those states so as to permit the continuance of sales of the Units thereunder. The Fund and the Managing Member, jointly and severally, covenant and agree that neither the Fund nor the Managing Member, nor any officer, manager or employee of either of them will make any offer or sale of the Units unless such offer or sale is made in compliance with the Act and the rules and regulations thereunder.

               (f)The Managing Member and the Fund, jointly and severally, agree to execute or cause to be executed all such certificates and other documents required by and conforming to the Operating Agreement and to do or cause to be done all such filing, recording, publishing and other acts as may be appropriate to comply with the requirements of law for the operation of a foreign limited liability company in all jurisdictions, other than California, where the Fund shall desire to conduct business or own properties as the case may be.

       6.         Agreements of Dealer Manager.
                  ----------------------------

               (a)Dealer Manager covenants and agrees to comply, and to use commercially reasonable efforts to cause the Participating Brokers to comply, with any applicable requirements of the Act, and of the l934 Act, and the published rules and regulations thereunder, and the Conduct Rules of the NASD and, in particular, the Conduct Rules which require Dealer Manager (i) to recommend the purchase of Units only when Dealer Manager has reasonable grounds to believe that the investment is suitable for the investor, and that the investor is in a financial position to sustain the risks inherent in the investment including loss of investment and lack of liquidity, (ii) to maintain certain files concerning the basis for Dealer Manager's determination of the suitability of the investor, (iii) to determine the adequacy and accuracy of the disclosure in the Prospectus, and (iv) to inform the prospective investor of all pertinent facts relating to the liquidity and marketability of the investment during the term of the investment. Dealer Manager also agrees not to deliver the Supplemental Material to any person unless the Supplemental Material is accompanied or preceded by the Prospectus. Dealer Manager confirms that Dealer Manager is registered as a broker-dealer and is in good standing under the l934 Act. Dealer Manager also confirms that Dealer Manager is a member in good standing of the NASD. Dealer Manager agrees that Dealer Manager will reallow commissions only to other broker-dealers who are members of the NASD or not subject to registration pursuant to the Securities Exchange Act of l934.

               (b)Dealer Manager will not give any information or make any representation in connection with the offering of the Units other than those contained in the Prospectus and Supplemental Material furnished by the Managing Member and the Fund. Dealer Manager agrees not to publish, circulate or otherwise use any other advertisement or solicitation material. Dealer Manager is not authorized to act as agent of the Fund or the Managing Member in any connection or transaction, and Dealer Manager agrees not to act as such agent and not to purport to do so without the prior written approval of the Managing Member. Dealer Manager agrees that if and when the Managing Member supplies Dealer Manager with copies of any supplement to the Prospectus, Dealer Manager will affix such copies of such supplement to copies of the Prospectus already in Dealer Manager's possession, and that thereafter Dealer Manager will only distribute Prospectuses containing such supplement and that Dealer Manager will accept subscriptions only from investors who have received a copy of the Prospectus containing such supplement. Dealer Manager further agrees to comply with all instructions from the Managing Member concerning the destruction of out-dated Prospectuses and the use of supplemented or amended Prospectuses.

               (c)Dealer Manager agrees to solicit purchases of Units only in the States and other jurisdictions in which the Managing Member indicates that such solicitation can be made and in which Dealer Manager has determined that such solicitation can be made by Dealer Manager and in which Dealer Manager is qualified to so act.

               (d)Dealer Manager will not sell the Units pursuant to this Agreement unless the Prospectus is furnished to the purchaser at least five (5) business days prior to the execution of the Subscription Agreement and Power of Attorney, or is sent to such person under circumstances that it would be received by him five (5) business days prior to his execution of the Subscription Agreement and Power of Attorney.

               (e)Dealer Manager will use reasonable efforts to select investors who Dealer Manager reasonably believes meet the investor suitability requirements which are set forth in the Prospectus and Subscription Agreement (Exhibit "C" to the Prospectus) and such additional individual state requirements as are specified in the Subscription Agreement and which are confirmed by the investors by payment of the purchase price for the Units including that each investor be of legal age in the state of his or her residence. Dealer Manager will, for a period of six years, maintain in Dealer Manager's files a copy of the Subscription Agreement for each investor for whom Dealer Manager acts as Dealer Manager.

               (f)To the extent that information is provided to Dealer Manager marked "For Broker-Dealer Use Only," Dealer Manager covenants and agrees not to provide such information to prospective investors.

        7.        Indemnification.
                  ---------------

               (a)Dealer Manager agrees to indemnify, defend and hold harmless the Fund and the Managing Member from all losses, claims, demands, liabilities and expenses, including reasonable legal and other expenses incurred in defending such claims or liabilities, whether or not resulting in any liability to the Fund or the Managing Member, which the Fund or the Managing Member may incur in connection with the offer or sale of any Units by Dealer Manager pursuant to this Agreement which arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission of a material fact, other than a statement or omission contained in the Prospectus, the Registration Statement, or any state securities filing which was not based on written information supplied to the Fund or the Managing Member by Dealer Manager, or (ii) the breach by Dealer Manager of any of the terms and conditions of this Agreement, including, but not limited to, alleged violations of the Securities Act of 1933, as amended; or (iii) the violation by Dealer Manager of the NASD Conduct Rules.

               (b)The Fund and the Managing Member, jointly and severally, will indemnify, defend, and hold harmless the Dealer Manager, its affiliates, and each of its officers, directors and employees, and each person, if any, who "controls" the Dealer Manager (within the meaning of the 1933 Act) from and against any and all losses, claims, demands, damages, liabilities, costs and expenses (including reasonable attorney's fees and other expenses incurred in defending such claims or liabilities, whether or not resulting in any liability to the Dealer Manager or any Participating Broker), to which the Dealer Manager, its affiliates, or any such officer or employee or such controlling person may become subject, under the 1933 Act or any other federal or state securities law or otherwise, insofar as such losses, claims, demands, damages, liabilities, costs and expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus or Supplemental Material or in information furnished pursuant to this Agreement or otherwise by the Fund, the Managing Member or their respective representatives, or in any "blue sky" application or other document filed under state securities laws or regulations (collectively, "Blue Sky Documents"); (ii) the omission or alleged omission from the Prospectus or Supplemental Material, or from information furnished pursuant to this Agreement or otherwise by the Fund, the Managing Member or their respective representatives, or from any Blue Sky Documents, of any statement or information which is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) the making of an offer by the Fund, the Managing Member or their respective affiliates, or anyone acting on behalf of them, other than the Dealer Manager, of any interests or securities; (iv) violations by the Fund or the Managing Member of any of their respective representations, warranties, covenants and agreements contained in this Agreement; or (v) the failure of the offer and sale of the Units to be registered or qualified for exemption from registration under any state securities or "blue sky" laws other than as a result of the non-compliance by the Dealer Manager with its obligations hereunder; and the Fund and the Managing Member, jointly and severally, will reimburse the Dealer Manager for any legal or other expenses reasonably incurred by it, its affiliates, or any such officer, director or employee or any such controlling person in connection with investigating, defending or preparing to defend any such loss, claim, damage, liability or action. The indemnity agreement in this Section 7(b) shall be in addition to any liability which the Fund or the Managing Member may otherwise have to the Dealer Manager, its affiliates, or any such officer or employee or any such controlling person.

        8.        Effective Date and Termination.
                  ------------------------------

               Provided that at least one counterpart of this Agreement shall then have been executed and delivered, this Agreement shall become effective at 12:00 noon, California time, of the first full business day following the effective date of the Registration Statement or at such later time after the Registration Statement becomes effective as the Managing Member shall first release the Units for sale to the public. For the purpose of this section the Units shall be deemed to have been released for sale to the public upon release by the Managing Member of correspondence or other notification to Dealer Manager indicating the effectiveness of the Registration Statement, whichever shall first occur.

       Until the Minimum Subscription Closing Date, this Agreement may be terminated by Dealer Manager at Dealer Manager's option by giving written notice to the Fund and the Managing Manager if: (a) the Fund or the Managing Member shall have become a defendant in any litigation which, in Dealer Manager's opinion, may reasonably be expected to result in a judgment having materially adverse consequences for the Fund or the Managing Member or there shall have been, since the respective dates as of which information is given in the Registration Statement or the Prospectus, any material adverse change in the condition, financial or otherwise, of the Fund or the Managing Member, which change in Dealer Manager's judgment shall render it inadvisable to proceed with the delivery of the Units, or (b) there shall have been any important change in market levels, major catastrophe, substantial change in national, international or world affairs, national calamity, postal strike, act of God, or other event or occurrence which, in Dealer Manager's judgment will materially disrupt the financial markets of the United States, or (c) trading in securities generally on the New York Stock Exchange shall have been suspended or minimum prices shall have been established on such Exchange by the Commission or by such Exchange, or
(d) a general banking moratorium shall have been declared by federal or state authorities, or (e) the Managing Member has terminated the offering of Units as provided in Section 2 hereof, or (f) the Fund or the Managing Member is in breach of this Dealer Manager Agreement and has failed to cure such breach within 30 days notice from Dealer Manager to the Fund or the Managing Member of such breach.

               Following the Minimum Subscription Date, this Agreement may be terminated by Dealer Manager at Dealer Manager's option by giving notice to the Fund and the Managing Member. In any case, his Agreement will terminate at the close of business on the Termination Date; provided, however, that all fees payable to Dealer Manager under the terms and conditions hereof shall be paid when due although this Agreement shall have theretofore been terminated.

               Except as otherwise provided in Section 9, any termination of this Agreement pursuant to this Section 8 shall be without liability of the Fund and the Managing Member to Dealer Manager and without liability on Dealer Manager's part to the Fund or the Managing Member.

        9.        Survival of Indemnities, Warranties and Representations.
                  -------------------------------------------------------

               The indemnity agreements contained in Section 7 hereof, and the representations and warranties of the Fund and the Managing Member set forth in Sections l and 5(f) hereof, shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Fund, the Managing Member, Dealer Manager or any controlling person referred to in Section 7, and shall survive the delivery of and payment for the Units, and any successor of Dealer Manager or the Fund or the Managing Member or of any such controlling person or any legal representative of any such controlling person, as the case may be, shall be entitled to the benefit of the respective indemnity agreements and representations and warranties.

        l0.       Notices.
                  -------

               Except as in this Agreement otherwise provided, (a) whenever notice is required by the provisions of this Agreement or otherwise to be given to the Fund, or the Managing Member, such notice shall be in writing addressed to the Fund or the Managing Member at 4590 MacArthur Blvd., Suite 610, Newport Beach, California 92660, Attention: Terry G. Roussel, and (b) whenever notice is required by the provisions of this Agreement or otherwise to be given to Dealer Manager, such notice shall be in writing addressed to Dealer Manager at P.O. Box 8489, Calabasas, California 91372-8489. Any notice referred to herein may be given in writing or by facsimile or telephone and if by facsimile or telephone shall be immediately confirmed in writing. Notice (unless actual) shall be effective upon mailing or facsimile transmission with confirmation of receipt, as the case may be.

       11.        Persons Entitled To Benefit of Agreement.
                  ----------------------------------------

               Except as provided in the next sentence, this Agreement is made solely for the benefit of Dealer Manager, Participating Brokers, the Fund and the Managing Member or controlling persons thereof, and their respective successors and assigns, and no other person shall acquire or have any right by virtue of this Agreement, and the term "successors and assigns," as used in this Agreement, shall not include any purchaser, as such purchaser, of any of the Units. The agreements of the Fund and the Managing Member specified in Section 7(b) are made also for the benefit of the purchasers of the Units and such purchasers and their successors and assigns shall be entitled to the indemnification therein provided.

        12.       Not a Separate Entity.
                  ---------------------

               Nothing  contained herein shall constitute the Dealer Manager and
Participating  Brokers,  or  any  of  them,  as  an  association,   partnership,
unincorporated business or other separate entity.

       Please confirm your agreement to become Dealer Manager under the terms and conditions herein set forth by signing and returning the enclosed duplicate copy of this Agreement at once to the Managing Member at the address specified in Section 10 above.

                      Very truly yours,

                      CORNERSTONE REALTY FUND, LLC,
                      a California limited liability company

                      By: CORNERSTONE INDUSTRIAL PROPERTIES, LLC a California limited liability company

                              By:      CORNERSTONE VENTURES, INC.,
                                       its Operating Member

                                       By:
                                          -----------------------------------

                      CORNERSTONE INDUSTRIAL PROPERTIES, LLC., a California limited liability company


                      By:     CORNERSTONE VENTURES, INC.,
                              its Operating Member

                              By:
                                 ---------------------------------
                                   Terry G. Roussel, President



AGREED AND ACCEPTED:

PRIVATE INVESTORS EQUITY GROUP,
a California corporation

By
  -------------------------------------
         Leonard Robbins, President

Dated:                          , 2000
      --------------------------